CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III and to the use of our report dated November 26, 2013 on the financial statements and financial highlights of High Yield Fund, a series of shares of Nomura Partners Funds, Inc. Such financial statements and financial highlights appear in the September 30, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                         /s/ BBD, LLP
                                                         ------------
                                                         BBD, LLP



PHILADELPHIA, PENNSYLVANIA
NOVEMBER 3, 2014